Exhibit 99.2

The Midland Company

Supplemental Financial Information

($ in millions except per share data)

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	1st Qtr	2nd Qtr	3rd Qtr	YTD
Direct & Assumed Written Premium:
Property-Casualty Premiums Mobile
Home and Related	77.8	88.0	90.8	74.9	331.5	81.0	90.5	88.0	259.5
All Other Specialty Lines	86.3	95.4	95.0	89.7	366.4	94.1	118.9	124.7	337.7

Total Property and Casualty	164.1	183.4	185.8	164.6	697.9	175.1	209.4	212.7	597.2

Revenues:
Insurance:
Premiums Earned	165.6	159.7	147.9	158.7	631.9	159.2	162.3	175.7	497.2
Net Investment Income	9.9	10.2	10.1	10.3	40.5	10.3	10.2	10.5	31.0
Net Realized Investment Gains	0.8	1.4	3.1	0.9	6.2	2.4	1.9	1.1	5.4
Other Insurance Income	3.3	3.1	3.2	3.0	12.6	3.2	3.3	3.3	9.8
Transportation	10.8	11.9	8.9	10.6	42.2	11.8	12.5	14.2	38.5

Total Revenues	190.4	186.3	173.2	183.5	733.4	186.9	190.2	204.8	581.9

Costs & Expenses:
Insurance:
Losses & Loss Adjustment Expenses	62.9	71.8	86.7	65.3	286.7	60.9	91.9	81.9	234.7
Commissions & Other Policy Acquisition Costs	57.7	44.3	45.5	51.1	198.6	54.2	43.7	56.4	154.3
Operating & Administrative Expenses	27.4	28.6	27.3	29.0	112.3	28.8	29.5	30.2	88.5
Transportation Operating Expenses	10.1	10.4	8.0	8.4	36.9	9.5	11.0	11.9	32.4
Interest Expense	1.5	1.6	1.8	1.1	6.0	1.4	1.4	1.3	4.1

Total Costs and Expenses	159.6	156.7	169.3	154.9	640.5	154.8	177.5	181.7	514.0

INCOME BEFORE FIT	30.8	29.6	3.9	28.6	92.9	32.1	12.7	23.1	67.9

Pretax Margin	16.18%	15.89%	2.25%	15.59%	12.67%	17.17%	6.68%	11.28%	11.67%
Provision for Federal Income Taxes (Credit)	9.6	9.1	0.2	8.6	27.5	9.7	2.9	5.7	18.3

NET INCOME	21.2	20.5	3.7	20.0	65.4	22.4	9.8	17.4	49.6

NET INCOME BEFORE REALIZED CAPITAL GAINS *	20.7	19.6	1.7	19.4	61.4	20.8	8.5	16.7	46.0

Per Share (Post Split) Amounts
EPS (Diluted)	$1.08	$1.05	$0.19	$1.03	3.37	$1.15	$0.50	$0.88	2.53
Realized Capital Gains (Losses) Per Share	0.02	0.05	0.10	0.03	0.21	0.08	0.06	0.03	0.18

EPS Before Realized Capital Gains (Diluted) *	$1.06	$1.00	$0.09	$1.00	$3.16	$1.07	$0.44	$0.85	$2.35

Diluted Average Shares Outstanding (thousands)	19,508	19,565	19,401	19,446	19,407	19,511	19,585	19,644	19,585
Total Shares Outstanding (thousands)	18,862	18,908	18,943	18,964	18,964	19,040	19,089	19,147	19,147
Dividends Per Common Share	$0.0563	$0.0563	$0.0563	$0.0563	$0.2250	$0.0613	$0.0613	$0.0613	$0.1838

Other Relevant Financial Information
Property and Casualty Operations
P&C Combined Ratio
GAAP Combined Ratio	88.6%	89.9%	106.6%	91.2%	93.8%	88.8%	100.1%	95.1%	94.7%
Less: Impact of Net CAT Losses on P&C Loss Ratio	-2.0%	-2.8%	-18.5%	-7.5%	-7.4%	-2.9%	-12.2%	-2.5%	-5.8%

GAAP Combined Ratio Excluding CAT Losses	86.6%	87.1%	88.1%	83.7%	86.4%	85.9%	87.9%	92.6%	88.9%

Consolidated (P&C & Life) Insurance Operations
Various Requested Ratios
Losses / Earned Premiums	38.0%	45.0%	58.6%	41.1%	45.4%	38.3%	56.6%	46.61%	47.2%
Insurance Operating Expenses / Earned Premiums	16.5%	17.9%	18.5%	18.3%	17.8%	18.1%	18.2%	17.19%	17.8%
Commissions / Earned Premiums	34.8%	27.7%	30.8%	32.2%	31.4%	34.0%	26.9%	32.10%	31.0%
Losses & Commissions / Earned Premiums	72.8%	72.7%	89.4%	73.3%	76.8%	72.3%	83.5%	78.71%	78.2%

Consolidated Midland Operations
Various Requested Ratios
Cash & Invested Assets	947.0	975.7	971.0	950.5	950.5	944.0	944.3	1,005.5
Average Invested Assets	962.5	976.9	974.5	964.3	964.3	947.3	947.4	978.0
Consolidated MLAN Investment Portfolio Composition
Fixed Income Securities	750.7	787.2	779.1	751.7	751.7	740.3	736.1	787.0
Total Equity Securities	189.8	183.7	187.0	195.4	195.4	199.5	201.8	213.0
Fixed Income Securities as a % of Investment Portfolio	79.8%	81.1%	80.6%	79.4%	79.4%	78.8%	78.5%	78.7%
Total Equity Securities as a % of Investment Portfolio	20.2%	18.9%	19.4%	20.6%	20.6%	21.2%	21.5%	21.3%
Net Book Value Per Share (post split)
Total Shareholders’ Equity	440.9	468.4	465.2	484.4	484.4	506.7	510.4	545.7
Total Net Book Value Per Share	$23.31	$24.77	$24.56	$25.54	$25.54	$26.61	$26.74	$28.50
Less (Add): Net U/R Gain on Fixed Income Portfolio	0.38	0.74	0.37	0.28	0.28	0.03	(0.28)	0.26

Book Value Per Share (Net of FAS 115)	$22.93	$24.03	$24.19	$25.26	$25.26	$26.58	$27.02	$28.24
Less (Add): Net U/R Gain on Equity Income Portfolio	2.83	2.86	2.84	2.96	2.96	3.10	3.04	3.37

Book Value Per Share (Net of Unrealized Gain on Mrkt Sec)	$20.10	$21.17	$21.35	$22.30	$22.30	$23.48	$23.98	$24.87

*	Net income before realized capital gains is a non-GAAP measure. Items excluded from this measure are significant components in understanding and assessing financial performance.
The company believes that this non-GAAP financial measure provides a clearer picture of the underlying operating activities than the GAAP measure of net income, as it removes potential issues such as timing of investment gains (or losses) and allows readers to individually assess these components of net income.